U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form SB-2 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LUTCAM, INC.

(Name of small business issuer in its charter)

NEVADA	5030	36-4536633
(State or jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1775 Lakeshore Rd

Sarnia

Ont N7X1B9

Canada

(519) 331-1103

(Address, including zip code and telephone number of principal executive offices and principal place of business)

Resident Agents of Nevada, Inc.

711 S. Carson Street

Carson City, NV 89701

(775) 882-4641

(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable from time to time after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ] _________________________.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ] _________________________.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ] _________________________.

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.[ ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount of securities to be registered	Dollar amount to be registered	Proposed maximum offering price per share (1) offering	Proposed maximum aggregate offering price	Amount of registration fee
Voting Common Stock	5,000,000	$250,000	$0.05	$250,000	$31.75

(1) Estimated solely for purposes of determining the filing fee pursuant to Rule 457(f)(2) of the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Preliminary Prospectus dated February 18, 2004

LUTCAM, INC.

5,000,000 shares of $0.001 par value Common Stock

Purchase Price of $0.05 per share

The Offering:

	Per Share	Total
Public Price	$0.05	$250,000
Underwriting Discounts/ Commissions (1)(2)		$0.00
Proceeds to Lutcam, Inc.(3)		$250,000

This is a "self-underwritten" public offering, with no minimum purchase requirement.

(1) We are not using an underwriter for this offering. See "Plan of Distribution."

(2) The expenses indicated do not include legal, accounting, printing, and related costs incurred in making this offering. We will need to pay all such costs, which we estimate to be $26,520.

(3) There is no arrangement to place the proceeds from this offering in an escrow, trust or similar account. Any funds raised from this offering will be immediately available to Lutcam, Inc. for its use.

Our company, Lutcam, Inc., is a Nevada corporation. Lutcam distributes ThruFlow(tm) interlocking polymer deck panels; Lutcam enjoys the exclusive right to distribute the ThruFlow panels in the states of Michigan, Ohio, Pennsylvania, and New York. Lutcam also has non-exclusive distribution rights in Canada and the states of Indiana, Illinois, Iowa, and Wisconsin. This is an initial public offering of common stock. There is no public trading market for our stock, and no assurance can be given that an active market will ever develop. The offering price for our stock may not be the same as any market price for our stock that might develop after the offering.

This offering involves a high degree of risk, and the securities offered by this prospectus are highly speculative. You should only buy this stock if you can afford to lose your entire investment. See "RISK FACTORS" (beginning on Page 3) and "DILUTION" (beginning on Page 10) to read about risks you should carefully consider before buying this stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Inside front cover page of prospectus:

Lutcam, Inc.

Offering of 5,000,000 Shares of Common Stock

PROSPECTUS

February 18, 2004

TABLE OF CONTENTS
SUMMARY	1
RISK FACTORS	1
USE OF PROCEEDS	4
DETERMINATION OF OFFERING PRICE	4
DILUTION	4
PLAN OF DISTRIBUTION	5
LEGAL PROCEEDINGS	6
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS & CONTROL PERSONS	7
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	7
DESCRIPTION OF SECURITIES	8
INTEREST OF NAMED EXPERTS AND COUNSEL	8
DISCLOSURE OF SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	8
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	8
DESCRIPTION OF BUSINESS	9
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	9
DESCRIPTION OF PROPERTY	10
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	10
EXECUTIVE COMPENSATION	10
FINANCIAL STATEMENTS	11
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	17
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	17
RECENT SALES OF UNREGISTERED SECURITIES	17
EXHIBITS	17
UNDERTAKINGS	18
SIGNATURES	19

Lutcam, Inc. intends to become a fully reporting company and intends to file with the Securities and Exchange Commission (the "SEC") all reports and other information required under the Securities Exchange Act of 1934. The public may read and copy, at certain prescribed rates, such material at the Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC maintains a website at http://www.sec.gov, which contains reports, proxy, other information statements, and other information regarding issuers that file electronically.

Our stock currently has no public trading market. Once this Form SB-2 becomes effective, we intend to prepare a Form 15c2-11 and seek a market maker to apply for a listing on the Over the Counter Bulletin Board (OTCBB). We believe obtaining a listing on the OTCBB will provide some liquidity for our shareholders and create a public market for our securities. However, there is no guarantee that Lutcam will obtain a listing or that a public market for our securities will develop, even if we do obtain a listing on the OTCBB.

We do not plan to send annual reports to our shareholders. However, upon request we will send our shareholders a copy of our annual report (which will include audited financial statements) free of charge. We will also provide free of charge, to each person who has received a prospectus, a copy of any information incorporated herein by reference. To request such information, call (519) 331-1103 or write to: Kerry Tully, president/director, Lutcam, Inc., 1775 Lakeshore Rd., Sarnia, Ontario, N7X1B9, Canada.

First page of the prospectus:

SUMMARY

The following summary highlights the more detailed information and financial statements appearing elsewhere in this prospectus. It is only a summary. We urge you to read the entire prospectus carefully, especially the risks of investing in our common stock as discussed in the "Risk Factors" section beginning on page 3.

LUTCAM, INC.

Lutcam, Inc. was formed under Nevada law on July 30, 2003. Our executive office is at 1775 Lakeshore Rd., Sarnia, Ontario, N7X1B9, Canada, and our telephone number is (519) 331-1103. Our registered statutory office is at the same address. We use the terms "Lutcam", "we" and "our" in this prospectus to refer to Lutcam, Inc., unless the context indicates otherwise.

THE OFFERING

Total shares of common stock outstanding prior to the offering	2,500,000
Shares of common stock we are offering	5,000,000
Shares of common stock outstanding following this offering	7,500,000
Use of Proceeds by Lutcam

Lutcam will use the proceeds from this offering to secure additional office and warehouse space, to implement a marketing and advertising program, to reserve a small contingency fund, and for general operating capital.

Risk Factors

The stock offered by this prospectus is speculative and involves a high degree of risk. Investors should not buy this stock unless they can afford to lose their entire investment. Please see the Section entitled "Risk Factors" on page 3, below.

RISK FACTORS

The stock offered in this prospectus inherently involves a high degree of risk, and you should carefully consider the possibility that you may lose your entire investment. Given this possibility, we encourage you to evaluate the following risk factors and all other information contained in this prospectus before buying the common stock of Lutcam. Any of the following risks, alone or together, could adversely affect our business, our financial condition, or the results of our operations, and therefore the value of your stock.

RISKS RELATED TO OUR INDUSTRY

Cyclicality in the new residential construction and home improvement industry could have a material adverse effect on Lutcam's financial condition and results of operations.

Lutcam's sales depend heavily on the strength of the national and local new residential construction and home improvement and remodeling markets. The strength of these markets depends on new housing starts and residential renovation projects, which are a function of many factors beyond Lutcam's control, including interest rates, employment levels, availability of credit, prices of commodity wood and building products and consumer confidence.

Future downturns in the markets that Lutcam serves could have a material adverse effect on Lutcam's operating results or financial condition. In addition, because these markets are sensitive to cyclical changes in the economy in general, future downturns in the economy could have a material adverse effect on Lutcam's financial condition and results of operations.

Seasonality in the new residential construction and home improvement industry could have a material adverse effect on Lutcam's financial condition and results of operations.

We expect that Lutcam's first quarter and, to a lesser extent, its fourth quarter, would typically be adversely affected by winter construction cycles and weather patterns in colder climates as the level of activity in the new construction and home improvement markets decreases. Because much of Lutcam's overhead and expense remains relatively fixed throughout the year, its profits would tend to be lower during the first and fourth quarters.

Competition in the building products distribution industry could result in lower sales and prices, which could have a material adverse effect on Lutcam's financial condition and results of operations.

The building products distribution industry is highly competitive. The principal competitive factors in this industry are:

  availability of product;
  service and delivery capabilities;
  ability to assist with problem-solving;
  relationships with customers; and
  breadth of product offerings.

Also, financial stability and geographic coverage are important to manufacturers in choosing distributors for their products.

Lutcam's ThruFlow product competes with natural wood products, manufactured composite wood products, as well as plastic products. Lutcam's ThruFlow product is more expensive than most natural and composite products, and many customers will prefer natural wood and composite product because of cost, appearance, or other reasons. Also, Lutcam faces direct competition from a nearly identical product, the Smidley Sure Step flooring panel.

Lutcam competes with many local, regional and national building products distributors and dealers. Lutcam also competes with major product manufacturers with national distribution capability. To a limited extent, Lutcam competes with the large home center chains for the business of smaller contractors. There can be no assurance that competition from these large home center chains will not, in the future, include competition for the business of smaller contractors. Some of Lutcam's competitors have greater financial and other resources. Because they have greater resources, Lutcam's competitors may be able to withstand sales or price decreases better than Lutcam can. There can be no assurance that Lutcam will be able to respond effectively to the competitive pressures in its industry.

RISKS RELATED TO THE COMPANY

Our product supply depends upon our distribution agreement with Otron and is conditioned upon us meeting the terms of our distribution agreement with Otron; if our distribution agreement with Otron fails, it would have a material adverse effect on Lutcam's financial condition and results of operations

We distribute only one product, the ThruFlow deck panel, manufactured solely by Otron. Our right to distribute ThruFlow derives from our distribution agreement with Otron. The distribution agreement is limited to ten years, and subsequent extensions of the agreement will only be possible if Otron desires to extend or renegotiate the agreement. Also, we must meet particular conditions or Otron would have the right to terminate the distribution agreement if it wished to. Lutcam must meet the following conditions, or the distribution agreement might be terminated by Otron:

  Lutcam must generate sales growth of at least 15% annually.
  Lutcam must use its best efforts to advertise and promote the product.
  Lutcam must present to Otron an annual marketing plan before each calendar year.
  Lutcam must present detailed sales data to Otron upon Otron's request.

Although Lutcam believes that its relationship with Otron is strong and that it would have access to similar products from competing suppliers, any disruption in its sources of supply, particularly of the ThruFlow panel, could have a material adverse effect on its financial condition and results of operations. When shortages occur, building material suppliers often allocate products among distributors. Future shortages may occur from time to time and may have a short-term material adverse effect on Lutcam's financial condition and results of operations.

Lutcam's distribution agreement with Otron is limited to by territory, and Otron will grant additional territories to Lutcam solely at its discretion

Lutcam's distribution agreement with Otron gives Lutcam the exclusive right to distribute the ThruFlow panel in the states of Michigan, Ohio, Pennsylvania, and New York. Also, the distribution agreement give Lutcam the non-exclusive right to sell the ThruFlow panel in Canada, and the states of Indiana, Illinois, Iowa, and Wisconsin. While Lutcam anticipates that Otron will grant further sales territories to Lutcam in the future, Otron is not bound to expand our sales territory. If Lutcam is restricted solely to sales in the territories granted under the distribution agreement and cannot expand into further territories, it will have a material adverse effect on Lutcam's financial condition and results of operations.

Lutcam's financial performance will depend on the fluctuation in prices of the products that it buys and then resells

Lutcam purchases the ThruFlow panels directly from Otron at prices determined by Otron. The price at which Otron sells to us is determined by Otron, and the prices are subject to change at the will of Otron at any time. Fluctuations and increases in Otron's materials and manufacturing costs are very likely to be passed on to Lutcam. In the event that the price at which we purchase product increases, we will be forced to raise our prices, which will likely have a material adverse effect on Lutcam's financial condition and results of operations.

We are dependent on key personnel and have no employment agreements or full-time employees

We are dependent on the services of Mr. Tully, our director, president, and CFO. We do not have an employment agreement with Mr. Tully. Mr. Tully is particularly important to our success because he possesses valuable experience in operating distribution companies, and has valuable sales and marketing experience. If we were to lose the services of Mr. Tully as a director and officer, such a loss would likely have an adverse effect on our ability to conduct business. Furthermore, Mr. Tully will only allocate a portion of his time (estimated at an average of 25 to 30 hours initially per week) to the business of Lutcam. Therefore, there is a risk that he might not devote enough time to Lutcam in fulfilling our business plan.

We are dependent on the services of Mr. Kjeldsen, our director and secretary. We do not have an employment agreement with Mr. Kjeldsen. Mr. Kjeldsen is particularly important to our success because Mr. Kjeldsen is the son of Otto Kjeldsen who is the president and principal owner of Otron. Otron is the manufacturer of the ThruFlow panel, and the company with whom we have a distribution agreement. If we were to lose the services of Mr. Kjeldsen as director and officer, such a loss would likely have an adverse effect on our ability to conduct business. Furthermore, Mr. Kjeldsen is currently employed by another business and he will only allocate a portion of his time (estimated at an average of 25 to 30 hours initially per week) to the business of Lutcam. Therefore, there is a risk that he might not devote enough time to Lutcam in fulfilling our business plan.

We will need new funding, which may not be available, in order to fully execute our business plan

Our business plan-selling ThruFlow deck panels-will depend on our ability to raise more money. Management and shareholders have not committed to provide new funding. Except for that funding we hope to obtain as a result of selling our common stock as detailed in this prospectus, we have not investigated sources, availability, or terms for new funding. There is no assurance that funding will be available from any source or, if available, that it can be obtained on acceptable terms. If we can not obtain new funding, our operations could be severely limited. If we do not raise significant amounts of capital by the end of June 2004, we will need to postpone our operation plan until we can secure capital.

RISKS RELATED TO AN INVESTMENT IN LUTCAM STOCK

Our stock value is dependent on our ability to generate net cash flows

A large portion of any potential return on our common stock will be dependent on our ability to generate net cash flows. If we can not sell our products at a net profit, there will be no return on shareholder's equity, and this could well result in a loss of share value. No assurance can be given that we will be able to operate at a net profit now or in the future.

Our common stock has no public market, and value may decline after the offering

There is no public market for our common stock, and no assurance can be given that a market will develop or that any shareholder will be able to liquidate its shares without considerable delay, if at all. The trading market price of our common stock could decline below the offering valuation. Should a public market develop, the price could be highly volatile. In addition, an active public market for our common stock may never develop or if developed, continue. The risk factors discussed in this "Risk Factors" section may significantly affect the market price of our stock. Owing to the low price of our stock, many brokerage firms may not be willing to deal in our stock. Even if a buyer finds a broker willing to effect a transaction in our common stock, the combination of brokerage commissions, state transfer taxes, if any, and other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of this stock as collateral for loans. Thus, you may be unable to sell or otherwise realize the value of your investment in our stock.

Because there has been no prior market for Lutcam's common stock, it is impossible to predict the prices at which Lutcam common stock will trade in the open market

There has been no prior trading market for Lutcam's common stock, and there can be no guarantee as to the prices at which it will trade after completion of the offering. Until Lutcam common stock is fully distributed and an orderly market develops, the trading prices for it may fluctuate significantly. The prices at which shares of Lutcam common stock trade will be determined by the marketplace and may be influenced by many factors, including, among other things, the following factors:

  the depth and liquidity of the market for Lutcam common stock;
  investor perceptions of Lutcam, its business and the industries in which it operates ;
  Lutcam's dividend policy;
  Lutcam's financial results; and
  general economic and market conditions.

If substantial volumes of the Lutcam common stock sold in this offering are re-sold soon after the offering, it could cause a decrease in the market price of Lutcam common stock

Substantially all of the shares of Lutcam common stock distributed in the offering will be eligible for immediate resale in the public market. In transactions similar to the offering, it is not unusual for a significant redistribution of shares to occur during the first few weeks or even months following completion of the offering because of the differing objectives and strategies of investors.

We cannot predict whether substantial amounts of Lutcam common stock will be sold in the open market following the offering or what effect such sales might have. A large volume of sales in the public market during this period, or the perception that any redistribution has not been completed, could have a material adverse effect on the market price of Lutcam common stock.

Our shareholders may face significant restrictions on the resale of our stock due to state "Blue Sky" laws

Each state has its own securities laws, often called "blue sky laws," which (1) limit sales of stock to a state's residents unless the stock is registered in that state or qualifies for an exemption from registration and (2) govern the reporting requirements for broker-dealers and stock brokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or else it must be exempt from registration. Also, the broker must be registered in that state. We do not know whether our stock will be registered, or exempt, under the laws of any states. A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for our stock. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our stock.

Accordingly, you should consider the resale market for our securities to be limited. Shareholders may be unable to resell their stock, or may be unable to resell it without the significant expense of state registration or qualification.

Our stock may be subject to significant restrictions on resale of our stock due to federal penny stock regulations

Our stock differs from many stocks, in that it is a "penny stock." The SEC has adopted a number of rules to regulate penny stocks. These rules require that a broker or dealer, prior to entering into a transaction with a customer must first furnish certain information related to the penny stock. The information that must be disclosed includes; quotes on the bid and offer, any form of compensation to be received by the broker in connection with the transaction and information related to any cash compensation paid to any person associated with the broker or dealer.

These rules may affect your ability to sell our shares in any market that may develop for Lutcam stock. Should a market for our stock develop among dealers it may be inactive. Investors in penny stocks often are unable to sell stock back to the dealer that sold it to them. The mark-ups or commissions charged by broker-dealers may be greater than any profit a seller can make. Because of large dealer spreads, investors may be unable to sell the stock immediately back to the dealer at the same price the dealer sold it to them. In some cases, the stock value may fall quickly. Investors may be unable to gain any profit from any sale of the stock, if they can sell it at all.

Potential investors should be aware that, according to the SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. These patterns include:

a. control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

b. manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

c. "boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

d. excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

e. the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Investors may experience an immediate and significant dilution of their interest if any securities registered hereunder are sold.

"Dilution" represents the difference between the offering price and the net tangible book value per share immediately after completing this offering. "Net tangible book value" is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution is caused primarily by our arbitrary determination of the offering price for the shares detailed in this prospectus. Dilution also occurs because of the lower book value of the shares held by our current stockholders.

As of December 31, 2004, the net tangible book value of our shares of common stock was $11,820 or approximately $0.0047 per share, based on 2,500,000 shares outstanding.

Upon completion of this offering, if 100% of the offered shares are sold, the net tangible book value of the 7,500,000 shares to be outstanding will be $235,300, or approximately $0.031 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.026 per share without any additional investment on their part. You would experience an immediate dilution from $0.05 per share to $0.031 per share.

After the offering is complete, if fully sold, our management will retain 33.33% absolute voting control of Lutcam. However, if the offering is not fully sold, our current shareholders and directors, Kerry Tully and Dennis Kjeldsen, will retain absolute voting control of Lutcam. Mr. Tully and Mr. Kjeldsen currently hold 100% of our issued and outstanding shares. If less than 2,500,000 of the securities being offered are sold, Mr. Kjeldsen's and Mr. Tully's share ownership position will remain above 50% of the outstanding Lutcam common stock. In this case, Mr. Tully's and Mr. Kjeldsen's dilution would not affect their absolute voting control of Lutcam, rather they would maintain their current ability to unilaterally elect Lutcam's board of directors and to take any actions requiring shareholder approval.

We may not sell any or only a limited number of securities offered by Lutcam

The possibility exists that we will not sell any of the securities detailed in this offering; or that we will sell only a limited number of securities. Lutcam has incurred expenses related to this offering. The offering expenses are to be paid from the proceeds of the offering. Should Lutcam fail to sell any securities or only a limited number of securities as offered, then offering costs would be paid from our operating budget. The addition of this financial obligation to the operating budget of Lutcam would have a negative impact on our ability to continue our operations.

USE OF PROCEEDS

Investors should be aware that there is no assurance that Lutcam will sell any of the securities offered and that our offering does not require any minimum number of securities to be purchased. The net proceeds available to us from the sale of the shares in this offering are estimated to be approximately $223,480 if the maximum offering is sold, after deducting offering expenses (estimated to be $26,520). The intended use of the net proceeds at various funding levels as percentages of the maximum offering is outlined below.

	Percent of Proceeds Received
Use of Proceeds	5%	25%	50%	75%	100%
Office Rental and Warehouse	$0	$15,000	$15,000	$15,000	$15,000
Marketing and Advertising	$0	$20,000	$30,000	$50,000	$110,000
Reserve for Contingencies	$0	$980	$10,000	$10,000	$10,000
Working capital and general corporate purposes	$0	$0	$42,480	$85,980	$88,480
TOTAL	$0	$35,980	$98,480	$160,980	$223,480

DETERMINATION OF OFFERING PRICE

This is the initial public offering of Lutcam's common stock, and there is no public trading market in Lutcam's stock. As a result, the initial public offering price for the 5,000,000 shares being registered in this offering was determined in a largely arbitrary manner, with no reference to established criteria of value. The factors considered in determining the offering price were our financial condition and estimated prospects, our limited operating history, the amount of our company liabilities we hope to pay off, and the general condition of the securities market. The offering price is not an indication of and is not based on the actual value of Lutcam and bears no relation to the book value, assets, or earnings of Lutcam. The offering price should not be regarded as an indicator of the future price of the stock.

CAPITALIZATION

The following table sets forth our actual capitalization on December 31, 2003.

Stockholders' equity:

Common Stock, $.001 par value, 75,000,000 shares authorized; 2,500,000 outstanding at December 31, 2003	$2,500
Additional paid-in capital	$22,500
Accumulated deficit	($13,180)
Stockholders' equity	$11,820
Total Capitalization	$15,310

DILUTION

"Dilution" represents the difference between the offering price and the net tangible book value per share immediately after completing this offering. "Net tangible book value" is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly because we have arbitrarily determined the offering price for the shares offered in this prospectus. Dilution also occurs because of the lower book value of the shares held by our current stockholders.

As of February 18, 2004, the net tangible book value of our shares of common stock was $11,820 or approximately $0.0047 per share, based on 2,500,000 shares outstanding. Upon completion of this offering, if 100% of the offered shares are sold, the net tangible book value of the 7,500,000 shares to be outstanding will be $235,300, or approximately $0.031 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.026 per share without any additional investment on their part. You will incur an immediate dilution from $0.05 per share to $0.031 per share.

Upon completion of this offering, if 75% of the offered shares are sold, the net tangible book value of the 6,250,000 shares to be outstanding will be $172,800, or approximately $0.0276 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.023 per share without any additional investment on their part. You will incur an immediate dilution from $0.05 per share to $0.0276 per share.

Upon completion of this offering, if 50% of the offered shares are sold, the net tangible book value of the 5,000,000 shares to be outstanding will be $110,300, or approximately $0.0227 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.017 per share without any additional investment on their part. You will incur an immediate dilution from $0.05 per share to $0.0227 per share.

Upon completion of this offering, if 25% of the offered shares are sold, the net tangible book value of the 3,750,000 shares to be outstanding will be $47,800, or approximately $0.012 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.008 per share without any additional investment on their part. You will incur an immediate dilution from $0.05 per share to $0.012 per share.

Upon completion of this offering, if 5% of the offered shares are sold, the net tangible book value of the 2,750,000 shares to be outstanding will be -$2,200, or approximately -$0.0008 per share. This negative result is due to the company incurring expenses of $26,520 in this offering. The net tangible book value of the shares held by our existing stockholders will be decreased by $0.0039 per share without any additional investment on their part. You will incur an immediate dilution from $0.05 per share to -$0.0008 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

EXISTING STOCKHOLDERS

Price per share	$0.01
Net tangible book value per share before offering	$11,820
Net tangible book value per share after offering assuming all shares are sold	$235,300
Net Increase in tangible book value to existing stockholders after offering assuming all shares are sold	$223,480
Capital contributions	$25,000
Number of shares outstanding before the offering	2,500,000
Number of shares after offering held by existing stockholders	2,500,000
Percentage of ownership after offering	33.33%

PURCHASERS OF SHARES IN THIS OFFERING IF ALL SHARES SOLD

Price per share	$0.05
Dilution per share	$.019
Capital contributions	$250,000
Number of shares after offering held by public investors	5,000,000
Percentage of ownership after offering.	66.66%

PURCHASERS OF SHARES IN THIS OFFERING IF 75% OF SHARES SOLD

Price per share	$0.05
Dilution per share	$0.023
Capital contributions	$187,500
Number of shares after offering held by public investors	3,750,000
Percentage of ownership after offering.	60%

PURCHASERS OF SHARES IN THIS OFFERING IF 50% OF SHARES SOLD

Price per share	$0.05
Dilution per share	$0.028
Capital contributions	$125,000
Number of shares after offering held by public investors	2,500,000
Percentage of ownership after offering.	50%

PURCHASERS OF SHARES IN THIS OFFERING IF 25% OF SHARES SOLD

Price per share	$0.05
Dilution per share	$0.038
Capital contributions	$62,500
Number of shares after offering held by public investors	1,250,000
Percentage of ownership after offering.	33.33%

PURCHASERS OF SHARES IN THIS OFFERING IF 5% OF SHARES SOLD

Price per share	$0.05
Dilution per share	$0.0492
Capital contributions	$12,500
Number of shares after offering held by public investors	250,000
Percentage of ownership after offering.	9.09%

PLAN OF DISTRIBUTION

We plan to offer and sell a maximum of 5,000,000 shares of Lutcam's $0.001 par value common stock to the public at a purchase price of five cents ($0.05) per share. The offering will be made on a "self-underwritten" basis, meaning we will sell shares through our director Kerry Tully, without an underwriter, and without any selling agents. Officers, directors and affiliates may not purchase shares in this offering. The offering will be made on a continuous basis until December 31, 2004, when this offering will end. There will be no extensions to this offering. This is not an underwritten offering. The gross proceeds from this offering will be $250,000 if all the shares offered are sold. No commissions or other fees will be paid, directly or indirectly, to any person or firm in connection with solicitation of sales of the shares.

There is no minimum investment or minimum number of shares that must be sold in this offering. Any money we receive will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this prospectus. No funds will be placed in an escrow or trust account during the offering period, and no money will be returned to you once we accept your subscription. Once the SEC declares this offering effective, the shares of common stock represented by the offering will be registered pursuant to Section 5 of the Securities Act of 1933.

We will sell the shares in this offering through Kerry Tully, one of our directors. Kerry Tully will contact individuals and corporations with whom he has an existing or past pre-existing business or personal relationship and will offer to sell them our common stock. Kerry Tully will receive no commission from the sale of any shares. Kerry Tully will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker- dealer. The conditions are that:

1. The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. The person is not at the time of their participation, an associated person of a broker-dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months; and (C) does not participate in selling and offering of securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Kerry Tully is not subject to disqualification, is not being compensated, and is not associated with a broker- dealer. Kerry Tully is and will continue to be one of our directors at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or an associated person of a broker/dealer. Kerry Tully has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation. Kerry Tully intends to contact persons with whom he had a past or has a current personal or business relationship and solicit them to invest in this offering.

There may be significant restrictions on the resale of our stock due to federal penny stock regulations. These restrictions may include that a broker or dealer must furnish additional information to a customer prior to entering into a transaction with a customer, the broker or dealer must disclose certain bid and offer quotation information with regard to our stock and any compensation paid to the broker or dealer or any cash compensation paid to any associated person of the broker or dealer.

Our stock differs from many stocks, in that it is a "penny stock." The SEC has adopted a number of rules to regulate penny stocks. These rules require that a broker or dealer, prior to entering into a transaction with a customer must first furnish certain information related to the penny stock. The information that must be disclosed includes; quotes on the bid and offer, any form of compensation to be received by the broker in connection with the transaction and information related to any cash compensation paid to any person associated with the broker or dealer.

These rules may affect your ability to sell our shares in any market that may develop for Lutcam stock. Should a market for our stock develop among dealers it may be inactive. Investors in penny stocks often are unable to sell stock back to the dealer that sold it to them. The mark-ups or commissions charged by broker-dealers may be greater than any profit a seller can make. Because of large dealer spreads, investors may be unable to sell the stock immediately back to the dealer at the same price the dealer sold it to them. In some cases, the stock value may fall quickly. Investors may be unable to gain any profit from any sale of the stock, if they can sell it at all.

Procedures for Subscribing: If you decide to subscribe for any shares in this offering, you must:

1. execute and deliver to us a subscription agreement; and

2. deliver a check or certified funds to us for acceptance or rejection.

3. no offer for sale can be made or subscriptions accepted until the registration statement has been declared effective by the SEC.

All checks for subscriptions must be made payable to "LUTCAM, INC."

Right to Reject Subscriptions: We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. We will immediately return all monies from rejected subscriptions to the subscriber, without interest or deductions. We will accept or reject subscriptions for within 48 hours after we receive them.

Regulation M of the Securities and Exchange Act of 1934 (which replaced Rule 10b-6) may prohibit a broker/dealer from engaging in any market making activities with regard to a company's securities. Under ss.242.104 of Regulation M, stabilizing is prohibited except for the purpose of preventing or retarding a decline in the market price of a security. We do not plan to engage in any passive stabilizing activities.

LEGAL PROCEEDINGS

We are not subject to any legal proceeding that would have a material effect on our operations.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS & CONTROL PERSONS

The following persons are officers and directors of Lutcam as of the date of this prospectus:

Name	Age	Position
Kerry Tully	53	Director, President, and CFO
Dennis Kjeldsen	32	Director, Secretary

Kerry Tully has served as a Lutcam director, president, and CFO since July of 2003. Mr. Tully is the primary organizer and promoter of Lutcam. From May of 1996 to June of 1999, he served as the general manager of Telsn, an Ontario-based company that resells local phone lines. Mr. Tully's responsibilities were overseeing and managing all aspects of the business. From June 1999 to the present, he has organized Lutcam.

Dennis Kjeldsen has served as a Lutcam director and Secretary since July of 2003. Mr. Kjeldsen also assisted with the organization and promotion of Lutcam. From January 1991 to the present he has served as the prototype manager of Aar-Kel Moulds of Wallaceburg, Ontario, Canada. Aar-Kel Moulds designs and manufactures plastic molds for the automotive industry. Mr. Kjeldsen's responsibilities were directing personnel and operating Aar-Kel's day-to-day business.

No other person is expected to make a significant contribution to Lutcam who is not identified in this prospectus as an executive officer or director of Lutcam.

All executive officers are appointed by the board and hold office until the board appoints their successors or they resign.

Lutcam does not have an audit committee at present, and thus does not have an audit committee financial expert serving on its audit committee. The directors have determined that appointing an audit committee at this time would be premature because Lutcam has only two shareholders, and has no public class of securities. The directors intend that following the completion of the offering contemplated by this registration that it will appoint an audit committee and appoint an audit committee financial expert.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(a) Security Ownership of Certain Beneficial Owners.

The following table sets forth certain information regarding the beneficial ownership of our common stock as of February 18, 2004 by each person known by us to beneficially own more than 5% of the outstanding shares of common stock, or preferred stock.

(1) Title of class	(2) Name and address of beneficial owner	(3) Amount and nature of beneficial ownership	(4) Percent of class
Voting Common Stock	Dennis Kjeldsen	500,000 shares, owned individually	20%
Voting Common Stock	Kerry Tully	2,000,000 shares, owned individually	80%

(b) Security Ownership of Management.

The following table sets forth certain information regarding the beneficial ownership of our common stock as of February 18, 2004 by each of our directors and named executive officers, and our directors and named executive officers as a group.

(1) Title of class	(2) Name and address of beneficial owner	(3) Amount and nature of beneficial ownership	(4) Percent of class
Voting Common Stock	Dennis Kjeldsen	500,000 shares, owned individually	20%
Voting Common Stock	Kerry Tully	2,000,000 shares, owned individually	80%

DESCRIPTION OF SECURITIES

General

Lutcam's authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001, of which 2,500,000 are issued and outstanding as of February 18, 2004. There is no authorized preferred stock, and there are no options, warrants or other instruments convertible into shares outstanding.

Shares of Common Stock

Each holder of common stock is entitled to one vote for each share owned of record on all matters voted upon by stockholders, and a majority vote is required for all actions to be taken by stockholders. In the event of a liquidation, dissolution or wind-up of Lutcam, the holders of common stock are entitled to share equally and ratably in the assets of Lutcam, if any, remaining after the payment of all debts and liabilities of Lutcam and the liquidation preference of any outstanding preferred stock. There are no dividend, voting, preemptive or other rights associated with Lutcam's common stock, except those generally provided under state law.

Lutcam has not paid any cash dividends since inception and does not anticipate doing so in the foreseeable future. The future payment of cash and non-cash dividends, if any, on the common stock is within the discretion of the board of directors and will depend on Lutcam's earnings, capital requirements, financial condition and other relevant factors. No assurance can be made that any cash or non-cash dividends will be paid on the common stock in the future.

INTEREST OF NAMED EXPERTS AND COUNSEL

No "Expert" or "Counsel" (as defined by Item 509 of Regulation S-B promulgated pursuant to the Securities Act of 1933) whose services were used in the preparation of this Form SB-2/A-5 was hired on a contingent basis or will receive a direct or indirect interest in Lutcam.

Legal Matters

The validity of the shares of common stock offered hereby will be passed upon for Lutcam by Michael Spadaccini, an attorney licensed in the state of California.

Experts

The financial statements of Lutcam as of December 31, 2003, audited by Wong, Johnson & Associates, Professional Corporation, our independent auditors, as stated in their report appearing herein dated February 26, 2004.

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Lutcam's Articles of Incorporation provide that it will indemnify its officers and directors to the full extent permitted by Nevada state law. Lutcam's bylaws likewise provide that Lutcam will indemnify and hold harmless its officers and directors for any liability including reasonable costs of defense arising out of any act or omission taken on behalf of Lutcam, to the full extent allowed by Nevada law, if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in, or not opposed to, the best interests of the corporation.

In so far as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 28, 2003, Lutcam sold 500,000 shares of common stock to Director Dennis Kjeldsen at a price of one cent ($0.01) per share for a total of $5,000, without underwriting discounts or commissions.

On October 23, 2003, Lutcam sold 2,000,000 shares of common stock to Director Kerry Tully at a price of one cent ($0.01) per share for a total of $20,000, without underwriting discounts or commissions.

DESCRIPTION OF BUSINESS

This prospectus contains forward-looking statements which involve risks and uncertainties, including trends in the real estate investment market, projected leasing and sales and future prospects. Actual results could differ materially from those discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors."

Lutcam's Business

Lutcam was organized in Nevada on July 30, 2003. Lutcam distributes ThruFlow(tm) interlocking polymer deck panels; Lutcam enjoys the exclusive right to distribute the ThruFlow panels in the states of Michigan, Ohio, Pennsylvania, and New York. Lutcam also has non-exclusive distribution rights in Canada and the states of Indiana, Illinois, Iowa, and Wisconsin. ThruFlow panels have many uses such as for animal husbandry, marine decking, finished walkways, decks, and patios. ThruFlow panels are an innovative alternative to traditional wooden decks, and have the following advantages and features:

  ThruFlow panels are manufactured of an advanced polymer which makes them lightweight, strong, durable, resistant to rot and deterioration, and nearly maintenance-free.
  ThruFlow panels are pre-manufactured in three-foot and four foot lengths, which reduce construction and installation time.
  Each ThruFlow panel has a pattern of hundreds of open slots of varying lengths-approximately 43% of each panel's surface is open. These slots allow foreign material, water, and sunlight to pass through the panels.
  ThruFlow panels have a knurled, non-slip surface which increases safety.
  ThruFlow panels are available in several colors.

The Distribution Agreement Between Otron Tech and Lutcam

ThruFlow panels are manufactured by Otron Tech Inc. of Wallaceburg, Ontario since 1995. Lutcam is the exclusive distributor of ThruFlow panels in the states of Michigan, Ohio, Pennsylvania, and New York, and a non-exclusive distributor of ThruFlow panels in Canada, and the states of Indiana, Illinois, Iowa, and Wisconsin according to the terms of a distribution agreement between Otron Tech and Lutcam. The distribution agreement is attached to this registration statement as an exhibit. The essential terms of the distribution agreement are as follows:

  Under the distribution agreement, Otron agrees to manufacture and deliver to Lutcam its ThruFlow panels.
  Lutcam enjoys the exclusive right to distribute the ThruFlow panels in the states of Michigan, Ohio, Pennsylvania, and New York. Lutcam also has non-exclusive distribution rights in Canada and the states of Indiana, Illinois, Iowa, and Wisconsin, although Otron may grant additional territories in the US to Lutcam at Otron's discretion.
  The agreement remains effective for ten years from February 2, 2004, the date the agreement becomes effective, and is renewable for an additional ten year period at Otron's option.
  Lutcam is obligated to perform the following: it must use its best efforts to advertise and promote the product, it must provide an annual marketing plan to Otron, it must generate sales growth of at least 15% annually over the prior year, and must provide detailed sales data to Otron upon request.
  The distribution agreement can be terminated before the end of ten years if either party does not meet its obligations under the agreement or becomes bankrupt or insolvent.

Lutcam's Employees

As of February 18, 2004, Lutcam has two part-time employees, and no full-time employees. Lutcam is operated by our two director/officers, Kerry Tully and Dennis Kjeldsen.

Reports to Security Holders

We are not required to deliver an annual report to security holders and do not plan to send a copy of the annual report to them. If we choose to create an annual report, it will contain audited financial statements. We intend to file all required information with the Securities and Exchange Commission ("SEC"). We plan to file with the SEC our Forms 10KSB, 10QSB and all other forms that are or may become applicable to us.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street NW, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We have filed all statements and forms with the SEC electronically, and they are available for viewing or copy on the SEC's Internet site, that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The Internet address for this site is http://www.sec.gov.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

We did not have revenues in our previous fiscal year. Our operations since inception have been limited to organizing Lutcam, and securing the distribution agreement between Lutcam and Otron.

General

Our business plan for the next twelve months involves the pursuit of two main objectives:

  We will establish a successful dealer network and sales force initially in the states of Michigan, Ohio, Pennsylvania, and New York. We will generate sales through existing distributors/dealers in the construction materials industry. Existing dealers are familiar with industry customs, applications, and related products.
  We will establish a successful advertising, promotional and support campaign. Our promotional efforts will include media advertising and attendance at trade shows.

Income/Losses

We had no income in the fiscal period ending on December 31, 2003. Our efforts since inception, July 30, 2003, have been limited to organizing Lutcam. During that period we incurred expenses of $13,180.

Liquidity and Capital Resources

We incurred a net loss from inception to December 31, 2003 of $13,180. This loss is includes $13,000 in professional fees and $180 in general administrative fees incurred in connection with our organization.

Cash flows from financing activities from inception to December 31, 2003 was $25,490, which we raised from stock sales to related parties of $25,000 and $490 due to a related party.

Expected Cash Requirements

As of December 31, 2003, we had cash of $15,310, our sole asset, and liabilities of $3,490. In order to proceed with our planned distribution and sale of ThruFlow panels, we will require $223,480 to finance our office and warehouse rental, our marketing and advertising expenses, and other expenses through the 2nd quarter of fiscal 2005. Thus, we will need to raise additional capital in the next twelve months. We cannot expect that our founders Mr. Tully and Mr. Kjeldsen will continue to fund our operations. The funds we need to finance our growth will come primarily from the proceeds of this offering, and from expected sales of the ThruFlow panels, which we expect to begin generating by July 1, 2004. If we do not raise $35,000 of capital by the end of June 2004, we will need to postpone our operational plan.

Product Research and Development

We do not plan to conduct any significant research or development activities in the coming twelve month period.

Expected Purchase or Sale of Plant and Equipment

We have no current plan to buy any specific additional plant or equipment in the coming twelve-month period.

Expected Changes in Number of Employees

We expect to hire 5 employees in the coming twelve-month period.

DESCRIPTION OF PROPERTY

We maintain our sole office at 1775 Lakeshore Rd, Sarnia, Ont N7X1B9, Canada. Our office is in Mr. Tully's home, and Mr. Tully does not charge rent to the company. We expect to maintain this office until the completion of this offering, at which time we will secure office and warehouse space.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Lutcam has no public trading market. In an effort to provide some liquidity for Lutcam's shareholders and create a public market for its securities, Lutcam intends to file a Form 15c2-11 so that it may obtain a listing on the Over the Counter Bulletin Board ("OTC BB") upon this offering becoming effective. However, there is no guarantee that Lutcam will obtain a listing on the OTC BB or that a public market for Lutcam's securities will develop even if a listing on the OTC BB is obtained.

Record Holders

As of February 18, 2004, we have two shareholders of record holding a total of 2,500,000 shares of common stock. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of the common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

Dividends

Lutcam has not declared any cash dividends since inception and does not anticipate paying any dividends in the foreseeable future. The payment of dividends is within the discretion of the board of directors and will depend on Lutcam's earnings, capital requirements, financial condition, and other relevant factors. There are no restrictions that currently limit Lutcam's ability to pay dividends on its common stock other than those generally imposed by applicable state law.

EXECUTIVE COMPENSATION

No compensation in excess of $100,000 was awarded to, earned by, or paid to any executive officer or employee of Lutcam during the year 2003, since Lutcam's founding. The following table and the accompanying notes provide summary information for 2003 concerning cash and non-cash compensation paid or accrued by our officers.

Summary Compensation Table
		Annual Compensation			Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus	Other Annual Compensation	Restricted Stock Awards	Securities Underlying Options	All Other Compensation
Kerry Tully, Director, President, and CFO	2003	0	-	-	-	-	-
Dennis Kjeldsen, Director, and Secretary	2003	0	-	-	-	-	-

Compensation of Directors

Lutcam's directors are not currently compensated for their services as directors of Lutcam.

FINANCIAL STATEMENTS

INDEPENDENT AUDITORS' REPORT

To the Board of Directors

Lutcam, Inc.

Sarnia, Ontario, Canada

We have audited the accompanying balance sheet of Lutcam, Inc. (a development stage company) as of December 31, 2003, and the related statements of operations, of shareholders' equity and of cash flows for the period July 30, 2003 (date of inception) through December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lutcam, Inc. as of December 31, 2003, and the results of its operations and its cash flows for the period July 30, 2003 (date of inception) through December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has not yet commenced operations. This factor raises substantive doubt as to the Company's ability to obtain long-term debt or equity financing. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WONG JOHNSON & ASSOCIATES

A Professional Corporation

Temecula, California

February 26, 2004

Lutcam, Inc.

(A Developmental Stage Company)

Financial Statements

December 31, 2003

Balance Sheet
ASSETS
Current assets
Cash	$15,310

Total current assets	15,310

Total assets	$15,310

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$3,000
Shareholder loan	490

Total current liabilities	3,490

Long term liabilities

Total liabilities	3,490

Shareholders' equity
Common Stock, $0.001 par value
Authorized: 75,000,000 shares
Issued and outstanding, 2,500,000 shares	2,500
Additional paid in capital	22,500
Deficit accumulated during the development stage	(13,180)

Total shareholders' equity	11,820

Total liabilities and shareholders' equity	$15,310

Income Statement
Revenue	$

Cost of Sales

Operating loss		-

General and administrative expenses:
Professional fees		13,000
Other admin		180

Total General and administrative expenses		13,180

Net loss		$(13,180)

Loss per common share:
Basic		$(0.005)
Diluted		$(0.005)

Weighted average shares outstanding:
Basic		2,500,000
Diluted		2,500,000

Shareholder's Equity
				Deficit
	Common Stock		Additional	Accumulated	Total
	Number		Paid In	during the	Shareholders'
	of Shares	Amount	Capital	Development Stage	Equity
Inception, July 30, 2003	-	$ -	$ -	$ -	$ -
Common stock issued for:
Cash, October 2003	2,500,000	2,500	22,500		25,000
Net loss				(13,180)	(13,180)
Balance, December 31, 2003	2,500,000	$ 2,500	$ 22,500	$ (13,180)	$ 11,820

Statement of Cash Flows
Cash flows from operating activities:
Net loss	$(13,180)
Adjustments to reconcile net loss to net cash
(used) provided by operating activities:
Change in operating assets and liabilities:
Increase in accounts payable and accrued liabilities	3,000
Net cash (used) provided by operating activities	(10,180)
Cash flows from financing activities:
Common stock issued for cash	25,000
Due to related parties	490
Net cash provided by financing activities	25,490
Net increase in cash	15,310
Cash, beginning of the period	-
Cash, end of the period	$15,310

Supplemental cash flow disclosure:
Interest paid	$-
Taxes paid	$-

Lutcam, Inc.

(A Developmental Stage Company)

Notes to Financial Statements

December 31, 2003

1. Organization

Lutcam, Inc. (the "Company") was incorporated under the laws of the State of Nevada during July 2003. On July 28, 2003, the Company entered into a distribution agreement with Otron Tech Inc. to distribute interlocking deck products bearing the "ThruFlow Interlocking" trademark on an exclusive basis throughout selected territories in the United States. Subsequent to December 31, 2003, the commencement period of the distribution agreement was deferred until June 2004.

2. Summary of Significant Accounting Policies

Basis of Presentation

The Company has not yet commenced operations. This factor, among others, raises substantial doubt as to its ability to obtain long-term debt or equity financing in order to have the necessary resources to market the Company's new products. The Company's management believes that if the financing is not successful, the business plan will be seriously inhibited.

Accordingly, the financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classifications or liabilities or other adjustments that might be necessary should the Company be unable to continue as a going concern.

Fair Value of Financial Instruments

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosures About Fair Value of Financial Instruments." SFAS No. 107 requires disclosure of fair value information about financial instruments when it is practicable to estimate that value. The carrying amounts of the Company's financial instruments as of December 31, 2003 approximate their respective fair values because of the short-term nature of these instruments. Such instruments consist of cash, accounts payable and accrued expenses. The fair value of related party payables is not determinable.

Research and Development Costs

Costs and expenses that can be clearly identified as research and development are charged to expense as incurred in accordance with SFAS 2, Accounting for Research and Development Costs. For the period from inception (July 30, 2003) through December 31, 2003, there was no research and development expense.

Income Taxes

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Issuance of Stock for Services

SFAS No. 123, "Accounting for Stock-Based Compensation," encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has elected to continue to account for employee stock-based compensation using the intrinsic method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations, as permitted by SFAS No. 123; accordingly, compensation expense for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. For stock options issued to non-employees, the issuance of stock options is accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. Compensation expense is recognized in the financial statements for stock options granted to non-employees in the period in which the consideration is obtained from the non-employee.

Compensation expense is recognized in the financial statements for issuances of common shares to employees and non-employees that have rendered services to the Company. Compensation expense is recognized based on the fair value of the services rendered or the fair value of the common stock, whichever is more readily determinable.

Basic and Diluted Net Loss Per Share

Net loss per share is calculated in accordance with SFAS 128, Earnings Per Share for the period presented. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby we used to purchase common stock at the average market price during the period.

The Company has potentially dilutive securities in the form of outstanding stock options issued to two members of the Board of Directors. There are no other potentially dilutive securities outstanding.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and reported amounts of revenue and expenses during the reporting period. Actual results could differ materially from those estimates. Significant estimates made by management are, among others, realizability of long-lived assets, deferred taxes and stock option valuation.

3. Capital Structure

During the period from inception through December 31, 2003, the Company entered into the following equity transactions:

* Sold 2,000,000 shares of common stock at $.01 per share for $20,000

* Sold 500,000 shares of common stock at $.01 per share for $5,000

As of December 31, 2003, the Company has authorized 75,000,000 of $0.001 par common stock. As of December 31, 2003, 2,500,000 shares were issued and outstanding.

4. Commitments

During July 2003, the Company entered into a distribution agreement with Otron Tech Inc. ("Otron) to distribute interlocking deck products bearing the "ThruFlow Interlocking" trademark on an exclusive basis throughout selected territories in the United States. As of December 31, 2003, the Company was the exclusive distributor for the State of Michigan. The agreement is for a period of five years ("initial term") and renews for an additional five-year term, provided that the Company is not in default of the terms of the agreement and notifies Otron in writing prior to the expiration of the initial term. The agreement requires the Company to make minimum monthly purchases of $100,000 from Otron and maintain annual sales growth of at least 15% annually. The Company shall pay Otron for the products based upon the most recent price list and shall have the right to establish its own selling price for such products to customers within its territories. Upon termination of the agreement, each party shall reconvey and release to the other party all rights and privileges granted by the agreement and any amounts owning to either party will be immediately payable.

During February 2004, the Company and Orton revised the terms, territories and commencement period of the distribution agreement (Note 7).

5. Litigation

There are no significant legal proceedings against the Company with respect to matters arising in the ordinary course of business.

6. Related Party

One of the Company's directors is the son of the president and principal owner of Otron.

7. Subsequent Event

On February 2, 2004, the Company entered into a revised distribution agreement with Otron to distribute interlocking deck products on an exclusive basis in the states of Michigan, Ohio, Pennsylvania and New York. The Company was also granted non-exclusive distribution rights in Canada and the states of Indiana, Illinois, Iowa and Wisconsin. The agreement is for a period of ten years ("initial term") and renews for an additional ten-year term at the sole discretion of Otron. The agreement requires the Company to maintain annual sales growth of at least 15%, as well as, provide various monthly and annual sales reports.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Not Applicable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Lutcam will incur the following expenses in connection with this offering:

Amount
$20.25	Registration Fees
$18,000.00	Legal Fees in connection with the registration statement.
$7,500.00	Accounting Fees
$850.00	Transfer Agent Fees
$150.00	Printing Costs
$26,520.25	Total Fees

RECENT SALES OF UNREGISTERED SECURITIES

On October 28, 2003, Lutcam sold 500,000 shares of common stock to Director Dennis Kjeldsen at a price of one cent ($0.01) per share for a total of $5,000, without underwriting discounts or commissions.

On October 23, 2003, Lutcam sold 2,000,000 shares of common stock to Director Kerry Tully at a price of one cent ($0.01) per share for a total of $20,000, without underwriting discounts or commissions.

Lutcam relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. Lutcam made this offering based on the following factors: (1) the issuance was an isolated private transaction by Lutcam which did not involve a public offering; (2) there was only two offerees, both of whom were affiliates of Lutcam; (3) the offerees did not resell the stock but continue to hold it until the present; (4) there were no subsequent or contemporaneous public offerings of the stock; (5) the stock was not broken down into smaller denominations; and (6) the negotiations for the sale of the stock took place directly between the offerees and Lutcam.

EXHIBITS

Exhibit Number	Page	Description
3(i)		Articles of Incorporation for Lutcam, Inc., filed July 30, 2003
3(ii)		Bylaws of Lutcam
5(i)		Legal Opinion and Consent of Counsel
10(i)		Distribution Agreement between Lutcam and Otron Tech
23		Consent of Independent Certified Public Accountant

UNDERTAKINGS

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

B. Lutcam will:

(1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b) (1) or (4) or 497(h) under the Securities Act as part of this registration statement at the time the Commission declared it effective.

(2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2/A-5 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, State of Nevada, on February 18, 2004.

Lutcam, Inc.

Signature	Title	Date
/s/ Kerry Tully _______________________________ Kerry Tully	President	March 2, 2004

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date
/s/ Kerry Tully _______________________________ Kerry Tully	Director	March 2, 2004
/s/ Dennis Kjeldsen _______________________________ Dennis Kjeldsen	Director	March 2, 2004

. . . . . . . . . . . . . . . . . . . . . . . .

Exhibit 5(i) Legal Opinion and Consent of Counsel

Michael Spadaccini

12531 El Camino Real, #A

San Diego, CA 92130

voice: 858.350.5183

fax: 619.374.2027

February 18, 2004

Securities and Exchange Commission

450 Fifth Avenue N.W.

Washington, D. C. 20549

RE: Lutcam, Inc. Form SB-2

Gentlemen:

Please be advised that I have reached the following conclusions regarding the above offering:

1. Lutcam, Inc. (the "Company") is a duly and legally organized and existing Nevada state corporation, with both its registered office and its principal place of business located at 1775 Lakeshore Rd., Sarnia, Ontario N7X1B9, Canada. The Articles of Incorporation and corporate registration fees were submitted to the Nevada State Division of Corporations and filed with the office on July 30, 2003. The Company's existence and form is valid and legal pursuant to the representation above.

2. The Company is a fully and duly incorporated Nevada corporate entity. The Company has one class of common stock at this time. Neither the Articles of Incorporation, Bylaws, and amendments thereto, nor subsequent resolutions change the non-assessable characteristics of the Company's common shares of stock. The common stock previously issued by the Company is in legal form and in compliance with the laws of the State of Nevada, and when such stock was issued it was fully paid for and non-assessable. The common stock to be sold under the above-referenced Form SB-2 Registration Statement is likewise in legal form and in compliance with the laws of the State of Nevada.

3. To my knowledge, the Company is not a party to any legal proceedings nor are there any judgments against the Company, nor are there any actions or suits filed or threatened against it or its officers and directors, in their capacities as such, other than as set forth in the registration statement. I know of no disputes involving the Company and the Company has no claim, actions or inquires from any federal, state or other government agency, other than as set forth in the registration statement. I know of no claims against the Company or any reputed claims against it at this time, other than as set forth in the registration statement.

4. The Company's outstanding shares are all common shares. There are no liquidation preference rights held by any of the Shareholders upon voluntary or involuntary liquidation of the Company.

5. The directors and officers of the Company are indemnified against all costs, expenses, judgments and liabilities, including attorney's fees, reasonably incurred by or imposed upon them or any of them in connection with or resulting from any action, suit or proceedings, civil or general, in which the officer or director is or may be made a party by reason of his being or having been such a director or officer. This indemnification is not exclusive of other rights to which such director or officer may be entitled as a matter of law.

6. By director's resolution, the Company has authorized the issuance of up to 5,000,000 shares of common stock registered pursuant to the above-referenced registration statement.

The Company's Articles of Incorporation presently provide the authority to the Company to issue 75,000,000 shares of common stock, $0.001 par value. The Company currently has issued and outstanding 2,500,000 shares of common stock. Therefore, the Board of Directors' Resolution that authorizes the sale of up to 5,000,000 shares of common stock is within the authority of the Company's directors and would cause the shares of common stock issued upon payment to be legally issued, fully paid and non-assessable shares of the common stock of the Company.

Yours truly,

/s/ Michael Spadaccini

Michael Spadaccini

Michael Spadaccini

12531 El Camino Real, #A

San Diego, CA 92130

voice: 858.350.5183

fax: 619.374.2027

CONSENT

I HEREBY CONSENT to the inclusion of my name in connection with the Form SB-2 Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, Lutcam, Inc. and to the reference to my firm under the sub-caption "Legal Matters."

DATED this 2nd day of March, 2004.

Yours truly,

/s/ Michael Spadaccini

Michael Spadaccini

Exhibit 23 Consent of Independent Certified Public Accountant

WONG JOHNSON & ASSOCIATES, A PROFESSIONAL CORPORATION

CERTIFIED PUBLIC ACCOUNTANTS

SUITE 140

43385 BUSINESS PARK DRIVE, TEMECULA, CALIFORNIA 92590-3692

TELEPHONE 909-693-1120 * FACSIMILE 909-693-1189

March 3, 2004

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the prospectus constituting part of this Registration Statement on Form SB-2 of our report dated February 26, 2004 appearing in Lutcam, Inc.'s Financial Statement Report for the period July 30, 2003 (date of inception) through December 31, 2003. We also consent to the references to us under the heading, "Interests of Named Experts and Counsel" in such prospectus.

WONG JOHNSON & ASSOCIATES

A Professional Corporation

Temecula, California